UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2011

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 17, 2011, ExlService Holdings, Inc. (the “Company”) held its annual meeting of stockholders.  The matters voted upon were: (1) the election of three Class II members of the board of directors of the Company, (2) the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2011, (3) the approval of the compensation of the named executive officers of the Company and (4) the determination of how frequently the stockholders should hold a non-binding advisory vote to approve the compensation of the named executive officers of the Company.

Each of the three nominees for election to the board of directors was duly elected to serve as a director until the annual meeting of stockholders in 2014 or until his successor is duly elected and qualified in accordance with the by-laws of the Company. The results of the voting were as follows:

Nominees	For	Withhold	Broker Non-Votes
David B. Kelso	26,082,141	124,124	938,138
Clyde W. Ostler	26,016,704	189,561	938,138
Vikram Talwar	19,188,826	7,017,439	938,138

The proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2011 was approved. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
26,949,029	195,374	--	--

The proposal to approve the compensation of the named executive officers of the Company was approved.  The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
26,049,705	136,660	19,900	938,138

The stockholders approved holding a non-binding advisory vote every year to approve the compensation of the named executive officers of the Company.  The results of the voting were as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
22,996,712	11,303	3,196,332	1,918	938,138

The board of directors of the Company has determined to include a non−binding advisory vote on executive compensation at each annual meeting of stockholders until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: June 20, 2011	By:	/s/ Amit Shashank
		Name:	Amit Shashank
		Title:	General Counsel and Corporate Secretary